(Conformed)


            THE EMPIRE DISTRICT ELECTRIC COMPANY
                             TO
               HARRIS TRUST AND SAVINGS BANK
                            AND
             STATE STREET BANK AND TRUST COMPANY
                     OF MISSOURI, N.A.
             	                                Trustees


                    ___________________



            Twenty-Ninth Supplemental Indenture

                 Dated as of April 1, 1998


                   ___________________



   (Supplemental to Indenture dated as of September 1, 1944)


                   ___________________




                       $50,000,000



          First Mortgage Bonds, 6.50% Series due 2010

TABLE OF CONTENTS1

	                                                              PAGE

PARTIES		                            				                        1
RECITALS								                                                 1
FORM OF BOND								                                             2
FORM OF PRINCIPAL TRUSTEE'S CERTIFICATE OF AUTHENTICATION		      5
GRANTING CLAUSES							                                          5
	SUBSTATIONS AND SWITCHING STATIONS				                          5
	PRODUCTION PLANT						                                          6
PROPERTY NOW OWNED OR HEREAFTER ACQUIRED				                     7
SUBJECT TO PERMITTED ENCUMBRANCES, LIENS ON
  AFTER-ACQUIRED PROPERTY AND CERTAIN VENDORS' LIENS			          7
HABENDUM								                                                 8
GRANT IN TRUST								                                           8
DEFEASANCE								                                               8
GENERAL COVENANT							                                          8


                              ARTICLE I

           CREATION AND DESCRIPTION OF FIRST MORTGAGE BONDS,
                       6.50% SERIES DUE 2010

SECTION 1.	New Series of Bonds					                              8
		Bonds to be dated as of authentication date		                  8
		Record Date						                                              8
		Denominations						                                            8
		Registrable and interchangeable,tax or government charge       9
		No service charge on exchange or transfer		                    9
		Book-entry procedures					                                     9

SECTION 2.	Issue of Bonds of the New Series limited to $50,000,000. All or a
         		portion of the Bonds of the New Series may be authenticated
		         prior to recording of this Supplemental Indenture    10


                             ARTICLE II

                 NO REDEMPTION OF BONDS OF THE NEW SERIES

The Bonds of the New Series shall not be redeemable by the Company	10

                             ARTICLE III

             NO SINKING AND IMPROVEMENT FUND FOR BONDS OF THE
                             NEW SERIES

There shall be no Sinking and Improvement Fund for the Bonds of the
New Series								                                                 10
___________________
1This Table of Contents is not a part of the annexed Supplemental Indenture as executed.

                                                   								       PAGE
                             ARTICLE IV

                          DIVIDEND COVENANTS

Covenants in Section 4.11 of the Original Indenture to continue in
effect so long as any Bonds of the New Series are outstanding		   11


                             ARTICLE V

                           THE TRUSTEES

The Trustees accept the trusts created by this Supplemental Indenture and agree to perform the same upon terms set forth in the Original
Indenture as supplemented	 					                                  11


                           ARTICLE VI

                     MISCELLANEOUS PROVISIONS

SECTION 1.	Provision regarding legal holidays			                 11

SECTION 2.	Original Indenture, as supplemented and amended,
 		ratified and confirmed				 	                                  11

SECTION 3.	This Supplemental Indenture may be executed in
		counterparts						                                             11

SECTION 4.	Rights conferred only on holder of bonds, Company
		and Trustees						                                             11

TESTIMONIUM								                                              12

SIGNATURES AND SEALS							                                      12

ACKNOWLEDGMENTS								                                          15

TWENTY-NINTH SUPPLEMENTAL INDENTURE, dated as of April 1, 1998, between The Empire District Electric Company, a corporation organized and existing under the laws of the State of Kansas (hereinafter called the "Company"), party of the first part, and Harris Trust and Savings Bank, a corporation organized and existing under the laws of the State of Illinois and having its principal place of business at 111 West Monroe Street, in the City of Chicago, Illinois, and State Street Bank and Trust Company of Missouri, N.A., a national banking association organized under the laws of the United States of America, and having its principal corporate trust office located in St. Louis, MO (successor to Mercantile Bank of Western Missouri, Joplin, MO as set out in Resignation and Appointment Agreement dated July 28, 1997, recorded with the Recorder of Deeds in Carthage, MO and successor at Book 1558 Page 502-509.) (hereinafter sometimes called respectively the "Principal Trustee" and the "Missouri Trustee" and together the "Trustees" and each thereof a "Trustee"), as Trustees, parties of the second part.

WHEREAS the Company has heretofore executed and delivered to the Trustees its Indenture of Mortgage and Deed of Trust, dated as of September 1, 1944 (hereinafter sometimes referred to as the "Original Indenture"), to secure an issue of First Mortgage Bonds of the Company, issuable in series, and created thereunder a series of bonds designated as First Mortgage Bonds, 3-1/2% Series due 1969, being the initial series of bonds issued under the Original Indenture; and

WHEREAS the Company has heretofore executed and delivered to the Trustees twenty-eight Supplemental Indentures supplemental to the Original Indenture as follows:

	Title	Dated

First Supplemental Indenture			as of June 1, 1946
Second Supplemental Indenture			as of January 1, 1948
Third Supplemental Indenture			as of December 1, 1950
Fourth Supplemental Indenture			as of December 1, 1954
Fifth Supplemental Indenture			as of June 1, 1957
Sixth Supplemental Indenture			as of February 1, 1968
Seventh Supplemental Indenture			as of April 1, 1969
Eighth Supplemental Indenture			as of May 1, 1970
Ninth Supplemental Indenture			as of July 1, 1976
Tenth Supplemental Indenture			as of November 1, 1977
Eleventh Supplemental Indenture			as of August 1, 1978
Twelfth Supplemental Indenture			as of December 1, 1978
Thirteenth Supplemental Indenture		as of November 1, 1979
Fourteenth Supplemental Indenture		as of September 15, 1983
Fifteenth Supplemental Indenture		as of October 1, 1988
Sixteenth Supplemental Indenture		as of November 1, 1989
Seventeenth Supplemental Indenture		as of December 1, 1990
Eighteenth Supplemental Indenture		as of July 1, 1992
Nineteenth Supplemental Indenture		as of May 1, 1993
Twentieth Supplemental Indenture		as of June 1, 1993
Twenty-First Supplemental Indenture		as of October 1, 1993
Twenty-Second Supplemental Indenture		as of November 1, 1993
Twenty-Third Supplemental Indenture		as of November 1, 1993
Twenty-Fourth Supplemental Indenture		as of March 1, 1994
Twenty-Fifth Supplemental Indenture		as of November 1, 1994
Twenty-Sixth Supplemental Indenture		as of April 1, 1995
Twenty-Seventh Supplemental Indenture		as of June 1, 1995
Twenty-Eighth Supplemental Indenture		as of December 1, 1996
some for the purpose of creating an additional series of bonds and of conveying additional property of the Company, and some for the purpose of modifying or amending provisions of the Original Indenture (the Original Indenture, all said Supplemental Indentures and this Supplemental Indenture are herein collectively called the "Indenture"); and

WHEREAS the Company has acquired certain additional property hereinafter described or mentioned and, in compliance with its covenants in the Original Indenture, desires, by this Twenty-Ninth Supplemental Indenture, to evidence the subjection of such additional property to the lien of the Indenture; and

WHEREAS as provided by the Original Indenture, the Board of Directors of the Company, by resolution, has authorized a new series of bonds, to mature April 1, 2010, and to be designated as "First Mortgage Bonds, 6.50% Series due 2010," and has authorized provisions permitted by the Original Indenture in respect of the bonds of said series; and

WHEREAS the Board of Directors of the Company has authorized the Company to enter into this Twenty-Ninth Supplemental Indenture (herein sometimes referred to as "this Twenty-Ninth Supplemental Indenture" or "this Supplemental Indenture") conveying to the Trustees and subjecting to the lien of the Indenture the property hereinafter described or mentioned, creating and designating the new series of bonds, and specifying the form and provisions of the bonds of said series provided or permitted by the Indenture; and

WHEREAS the texts of the First Mortgage Bonds, 6.50% Series due 2010, and of the Principal Trustee's Certificate of Authentication to be endorsed thereon are to be substantially in the forms following, respectively:


                                   [FORM OF BOND]
                                       [FACE]
                        THE EMPIRE DISTRICT ELECTRIC COMPANY
                                FIRST MORTGAGE BOND
                               6.50% SERIES DUE 2010
                          	 DUE APRIL 1, 2010


No.                                                      								$

THE EMPIRE DISTRICT ELECTRIC COMPANY, a corporation organized and existing under the laws of the State of Kansas (hereinafter sometimes called the "Company"), for value received, hereby promises to pay to or registered assigns, on
April 1, 2010,  Dollars ($       ) at its office or agency in the City of
Chicago, Illinois, and to pay interest thereon at said office or agency at the rate per annum specified in the title hereof from April 28, 1998, or from the most recent interest payment date to which interest has been paid or duly provided for on the bonds of this series, semi-annually on April 1 and October
1 in each year, commencing on October 1, 1998, until the Company's obligation with respect to such principal sum shall be discharged. The principal of and the interest on this bond shall be payable in any coin or currency of the United States of America which at the time of payment shall be legal tender for the payment of public and private debts. The interest so payable on any April 1 and October 1 will, subject to certain exceptions provided in the Twenty-Ninth Supplemental Indenture referred to on the reverse hereof, be paid to the person in whose name this bond is registered at the close of business on the March 15 or September 15 next preceding such April 1 or October
1. Notwithstanding anything in the Original Indenture or this Supplemental Indenture to the contrary, so long as the bonds of this series are in a book-entry only system, payment of principal of and interest on this bond will be in accordance with arrangements with The Depository Trust Company, a New York corporation ("DTC").

Reference is made to the further provisions of this bond set forth on the reverse hereof. Such further provisions shall for all purposes have the same effect as though fully set forth at this place.

This bond shall not be valid or become obligatory for any purpose until the certificate of authentication endorsed hereon shall have been signed by Harris Trust and Savings Bank, or its successor, as a Trustee under the Indenture referred to on the reverse hereof.

IN WITNESS WHEREOF, THE EMPIRE DISTRICT ELECTRIC COMPANY has caused this bond to be signed in its name by its President or a Vice President, and its corporate seal to be imprinted hereon and attested by its Secretary or an Assistant Secretary.

Dated:

                                 					THE EMPIRE DISTRICT ELECTRIC COMPANY,



                                 					By___________________________________
                                 								  President.

Attest:



___________________________________
			Secretary.


                         	 			[FORM OF BOND]
                           				  [REVERSE]


This bond is one of an issue of bonds of the Company, known as its First Mortgage Bonds, issued and to be issued in one or more series under and equally and ratably secured (except as any sinking, amortization, improvement or other fund, established in accordance with the provisions of the indenture hereinafter mentioned may afford additional security for the bonds of any particular series) by a certain indenture of mortgage and deed of trust, dated as of September 1, 1944, made by the Company to Harris Trust and Savings Bank and State Street Bank and Trust Company of Missouri, N.A., as Trustees (hereinafter called the "Trustees"), and certain indentures supplemental thereto, including a Third Supplemental Indenture, a Sixth Supplemental Indenture, a Seventh Supplemental Indenture, an Eighth Supplemental Indenture, a Fourteenth Supplemental Indenture, a Twenty-Fourth Supplemental Indenture and a Twenty-Ninth Supplemental Indenture (dated respectively as of December 1, 1950, February 1, 1968, April 1, 1969, May 1, 1970, September 15, 1983, March 1, 1994 and April 1, 1998) made by the Company to the Trustees (said indenture of mortgage and deed of trust and all indentures supplemental thereto being hereinafter collectively called the "Indenture"), to which Indenture reference is hereby made for a description of the property mortgaged, the nature and extent of the security, the rights and limitations of rights of the Company, the Trustees, and the holders of said bonds, and the terms and conditions upon which said bonds are secured, to all of the provisions of which Indenture, including the provisions permitting the issuance of bonds of any series for property which, under the restrictions and limitations therein specified, may be subject to liens prior to the lien of the Indenture, the holder, by accepting this bond, assents. To the extent permitted by, and as provided in, the Indenture, the rights and obligations of the Company and of the holders of said bonds may be changed and modified, with the consent of the Company, by the holders of at least 60% in aggregate principal amount of the bonds then outstanding, such percentage being determined as provided in the Indenture, or in the event that one or more but less than all of the series of bonds then outstanding are affected by such change or modification, by the holders of 60% in aggregate principal amount of the outstanding bonds of such one or more series so affected. Without the consent of the holder hereof no change or modification of the rights and obligations of the Company and of the holders of the bonds shall be made which will extend the time of payment of the principal of or the interest on this bond or reduce the principal amount hereof or the rate of interest hereon or will otherwise modify the terms of payment of such principal or interest (other than changes in any sinking or other fund) or will permit the creation of any lien ranking prior to or on a parity with the lien of the Indenture on any of the mortgaged property, or will deprive any non-assenting bondholder of a lien upon the mortgaged property for the security of such bondholder's bonds, subject to certain exceptions, or will reduce the percentage of bonds required for the aforesaid action under the Indenture.
This bond is one of a series of bonds designated as the First Mortgage Bonds, 6.50% Series due 2010, of the Company.

The principal of this bond may be declared or may become due before the maturity hereof, on the conditions, in the manner and at the times set forth in the Indenture, upon the happening of a default as therein defined.

This bond is transferable by the registered owner hereof in person or by his duly authorized attorney at the office or agency of the Company in the City of Chicago, Illinois, upon surrender and cancellation of this bond, and thereupon a new bond of this series, for a like principal amount, will be issued to the transferee in exchange therefor, as provided in the Indenture. If this bond is transferred or exchanged between a record date, as defined in the aforementioned Twenty-Ninth Supplemental Indenture, and the interest payment date in respect thereof, the new bond or bonds will bear interest from such interest payment date unless the interest payable on such date is not duly paid or provided for on such date. The Company and the Trustees and any paying agent may deem and treat the person in whose name this bond is registered as the absolute owner hereof for the purpose of receiving payment as herein provided and for all other purposes. This bond, alone or with other bonds of this series, may in like manner be exchanged at such office or agency for one or more new bonds of this series in authorized denominations, of the same aggregate principal amount, all as provided in the Indenture. Upon each such transfer or exchange the Company may require the payment of any stamp or other tax or governmental charge incident thereto.

No recourse under or upon any covenant or obligation of the Indenture, or of any bonds thereby secured, or for any claim based thereon, or otherwise in any manner in respect thereof, shall be had against any incorporator, subscriber to the capital stock, stockholder, officer or director, as such, of the Company, whether former, present or future, either directly, or indirectly through the Company or the Trustees or either of them, by the enforcement of any subscription to capital stock, assessment or otherwise, or by any legal or equitable proceeding by virtue of any statute or otherwise (including, without limiting the generality of the foregoing, any proceeding to enforce any claimed liability of stockholders of the Company based upon any theory of disregarding the corporate entity of the Company or upon any theory that the Company was acting as the agent or instrumentality of the stockholders), any and all such liability of incorporators, stockholders, subscribers, officers and directors, as such, being released by the holder hereof, by the acceptance of this bond, and being likewise waived and released by the terms of the Indenture under which this bond is issued.

Whenever the beneficial ownership of this bond is determined by a book-entry at a securities depository for the bonds, the foregoing requirements of holding, delivering or transferring this bond shall be modified to require the appropriate person or entity to meet the requirements of the securities depository as to registering or transferring the book-entry to produce the same effect.

               [FORM OF PRINCIPAL TRUSTEE'S CERTIFICATE OF AUTHENTICATION]

This bond is one of the bonds, of the series designated therein, described in the within-mentioned Indenture.

                               						HARRIS TRUST AND SAVINGS BANK,
                                                        									as Trustee,



                              						By_________________________________
                                      								Authorized Officer

and

WHEREAS the Company represents that all acts and things necessary have happened, been done, and been performed, to make the First Mortgage Bonds, 6.50% Series due 2010, when duly executed by the Company and authenticated by the Principal Trustee, and duly issued, the valid, binding and legal obligations of the Company, and to make the Original Indenture, the aforementioned twenty-eight Supplemental Indentures and this Supplemental Indenture valid and binding instruments for the security thereof, in accordance with their terms;

NOW, THEREFORE, THIS TWENTY-NINTH SUPPLEMENTAL INDENTURE WITNESSETH: That The Empire District Electric Company, the Company herein named, in consideration of the premises and of One Dollar ($1.00) to it duly paid by the Trustees at or before the ensealing and delivery of these presents, the receipt whereof is hereby acknowledged, and in order to secure the payment of the principal of and the interest on all bonds from time to time outstanding under the Indenture, according to the terms of said bonds and of the coupons attached thereto, has granted, bargained, sold, warranted, aliened, remised, released, conveyed, assigned, transferred, mortgaged, pledged, set over and confirmed, and by these presents does grant, bargain, sell, warrant, alien, remise, release, convey, assign, transfer, mortgage, pledge, set over and confirm unto Harris Trust and Savings Bank and State Street Bank and Trust Company of Missouri, N.A., as Trustees, and their respective successor or successors in the trust, and its or their assigns forever, the following property, with the same force and effect and subject to the same reservations and exceptions, as though specifically described in the granting clauses of the Original
Indenture, that is to say:


                              SUBSTATIONS AND SWITCHING STATIONS

1. Land for Expansion of Boston East Substation #249:

	Land located in the County of Barton, State of Missouri:

A TRACT OF LAND BEGINNING AT A POINT APPROXIMATELY 475 FEET (476.37 FEET-MEASURED), SOUTH (SOUTH 00? 14' WEST - MEASURED) OF THE NORTHWEST CORNER OF SECTION TWENTY-EIGHT (28), THENCE IN A SOUTHERLY DIRECTION (SOUTH 00? 14' WEST - MEASURED) A DISTANCE OF 200 FEET, THENCE IN AN EASTERLY DIRECTION (SOUTH 89? 46' EAST - MEASURED) A DISTANCE OF 200 FEET, THENCE IN A NORTHERLY DIRECTION (NORTH 00? 14' EAST - MEASURED) A DISTANCE OF 200 FEET, THENCE IN A WESTERLY DIRECTION (NORTH 89? 46' WEST - MEASURED) A DISTANCE OF 200 FEET TO THE POINT OF BEGINNING, BEING SITUATE IN SECTION TWENTY-EIGHT (28), TOWNSHIP THIRTY-ONE (31) NORTH, RANGE THIRTY (30) WEST, BARTON COUNTY, MISSOURI.

2. Land for New Noel Substation #444:

	Land located in the County of McDonald, State of Missouri:

ALL OF LOTS 11 AND 12, HARMON-ST. CLAIR SUB-DIVSION IN SECTION 15, TOWNSHIP 21, RANGE 33, MCDONALD COUNTY, MISSOURI.

3. Land for New Willard Substation #445:

	Land located in the County of Greene, State of Missouri:

COMMENCING AT AN EXISTING RAILROAD SPIKE, AT THE SOUTHEAST CORNER OF THE SOUTHEAST QUARTER OF THE SOUTHWEST QUARTER OF SECTION 14, TOWNSHIP 30 NORTH, RANGE 23 WEST. THENCE NORTH 00 DEGREES 29 MINUTES 13 SECONDS WEST, ALONG THE EAST LINE OF SAID SOUTHEAST QUARTER OF THE SOUTHWEST QUARTER, A DISTANCE OF
30.00 FEET. THENCE SOUTH 89 DEGREES 36 MINUTES 41 SECONDS WEST,
A DISTANCE OF 29.78 FEET TO THE WEST RIGHT-OF-WAY LINE OF MISSOURI STATE HIGHWAY "Z", TO A 5/8 INCH IRON PIN CAPPED L.S. 2153 FOR A POINT OF BEGINNING. THENCE CONTINUING SOUTH 89 DEGREES 36 MINUTES 41 SECONDS WEST, ALONG THE NORTH RIGHT-OF-WAY LINE OF FARM ROAD #68, A DISTANCE OF 208.71 FEET, TO A 5/8
INCH IRON PIN CAPPED L.S. 2153.  THENCE NORTH 00 DEGREES 31 MINUTES 13
SECONDS WEST, A DISTANCE OF 208.71 FEET, TO A 5/8 INCH IRON PIN CAPPED L.S. 2153. THENCE NORTH 89 DEGREES 36 MINUTES 41 SECONDS EAST, A DISTANCE OF 208.71 FEET, TO A 5/8 INCH PIN CAPPED L.S. 2153 ON SAID WEST RIGHT-OF-WAY LINE OF MISSOURI STATE HIGHWAY "Z". THENCE SOUTH 00 DEGREES 31 MINUTES 13 SECONDS
EAST, ALONG SAID WEST RIGHT-OF-WAY LINE OF MISSOURI STATE HIGHWAY "Z", A DISTANCE OF 208.71 FEET, TO THE POINT OF BEGINNING. ALL IN GREENE COUNTY, MISSOURI. CONTAINING 1.00 ACRES PLUS OR MINUS.


                                     PRODUCTION PLANT


4. Additional land for State Line plant:

	Land located in the County of Jasper, State of Missouri:

BEGINNING AT THE NORTH QUARTER CORNER OF SECTION 14, TOWNSHIP 27 NORTH,
RANGE 34 WEST, THENCE SOUTH 89?36' WEST 630 FEET, THENCE SOUTH 687.54 FEET TO THE CENTER OF THE FRISCO RAILROAD, THENCE SOUTHEASTERLY ALONG THE CENTER OF THE FRISCO RAILROAD TO THE CENTER LINE OF SECTION 14, THENCE NORTH 1230.56 FEET TO THE POINT OF BEGINNING, EXCEPT RAILROAD RIGHT-OF-WAY AND EXCEPT THE EAST 325 FEET OF THE NORTH 600 FEET AND EXCEPT BEGINNING 460 FEET WEST OF THE NORTH QUARTER CORNER OF SAID SECTION, THENCE WEST 170 FEET, THENCE SOUTH 235 FEET, THENCE NORTH 89?36' EAST 170 FEET, THENCE NORTH 235 FEET TO THE POINT OF BEGINNING, ALL IN JASPER COUNTY, MISSOURI, EXCEPT ANY PART TAKEN OR DEEDED
FOR ROAD PURPOSES.

5. Additional land for State Line Plant:

	Land located in the County of Jasper, State of Missouri:

BEGINNING AT A POINT 1962.11 FEET SOUTH OF THE NORTH QUARTER OF SECTION 14, TOWNSHIP 27 NORTH, RANGE 34 WEST, THENCE SOUTH 988.03 FEET, THENCE, SOUTH 89 DEGREES 16' WEST 1,901.33 FEET TO THE MISSOURI-KANSAS STATE LINE, THENCE NORTH 01 DEGREE 44' WEST (ALONG STATE LINE) 988.03 FEET, THENCE NORTH 89 DEGREES

16' EAST 1,936.69 FEET TO THE POINT OF BEGINNING, CONTAINING 43.082 ACRES,
LESS RIGHT-OF-WAY ALONG THE STATE LINE: ALSO BEGINNING IN THE CENTER OF THE FRISCO RAILROAD 1,230.56 FEET SOUTH OF THE NORTH QUARTER OF SECTION 14, TOWNSHIP 27 NORTH, RANGE 34 WEST, THENCE SOUTH 731.55 FEET, THENCE SOUTH
89 DEGREES 16' WEST 1,936.69 FEET TO THE MISSOURI-KANSAS STATE LINE, THENCE NORTH 01 DEGREE 44' WEST 1,985.05 FEET TO THE NORTHWEST CORNER OF SECTION 14, THENCE SOUTH 89 DEGREES 48' EAST 382.22 FEET TO THE CENTER LINE OF THE
FRISCO RAILROAD, THENCE SOUTHEASTERLY ALONG THE CENTER LINE OF RAILROAD TO
THE POINT OF BEGINNING, CONTAINING 66.5 ACRES, LESS ROAD RIGHT-OF-WAY ALONG
THE STATE LINE:
EXCEPTING THEREFROM THE FOLLOWING DESCRIBED REAL ESTATE TO-WIT:
BEGINNING AT A POINT 2,598.08 FEET SOUTH OF THE NORTHWEST CORNER OF SECTION 14, TOWNSHIP 27 NORTH, RANGE 34 WEST, THENCE EAST 464.65 FEET, THENCE SOUTH 01 DEGREE 00' EAST 375.0 FEET, THENCE WEST 464.65 FEET, THENCE NORTH 01 DEGREE
00' WEST 375.0 FEET TO THE PLACE OF BEGINNING, EXCEPT THAT PART TAKEN FOR
ROAD RIGHT-OF-WAY. AND EXCEPTING ROAD RIGHT-OF-WAY AND FRISCO RAILROAD RIGHT-OF-WAY ON THE NORTHEAST.

AND EXCEPT A TRACT OF LAND DESCRIBED AS COMMENCING AT AN IRON PIN SET AT THE NORTHWEST CORNER OF SECTION 14, TOWNSHIP 27 NORTH, RANGE 34 WEST, JASPER COUNTY, MISSOURI; THENCE SOUTH 01 DEGREE 56' 10" EAST 1,200.00 FEET ALONG THE WEST LINE OF SECTION 14 TO A SET 5/8 INCH IRON PIN, THENCE NORTH 89 DEGREES 13' 46" EAST 1,525.00 FEET TO A SET 5/8 INCH IRON PIN; THENCE NORTH 209.86 FEET TO THE
SOUTH RIGHT-OF-WAY LINE OF THE BURLINGTON NORTHERN RAILROAD; THENCE SOUTH
52 DEGREES 56' 12" EAST 312.12 FEET ALONG SAID RIGHT-OF-WAY TO A SET 5/8
INCH IRON PIN; THENCE CONTINUING ALONG SAID RIGHT-OF-WAY 234.81 FEET ON A
CURVE TO THE LEFT WITH A CENTER ANGLE OF 04 DEGREES 36' 56" A RADIUS OF 2,914.79 FEET ALONG CHORD DISTANCE 234.75 FEET ON A BEARING OF SOUTH 56 DEGREES 13'
54" EAST TO A 5/8 INCH IRON PIN SET ON THE NORTH/SOUTH HALF SECTION LINE;
THENCE SOUTH 1,658.97 FEET ALONG SAID HALF SECTION LINE TO A FOUND 1/2 INCH
IRON PIN; THENCE SOUTH 89 DEGREES 13' 46" WEST, 1,444.63 FEET TO A SET 5/8 INCH IRON PIN; THENCE NORTH 01 DEGREE 56' 10" WEST 375.80 FEET TO A SET 5/8 INCH
IRON PIN; THENCE SOUTH 89 DEGREES 13' 46" WEST, 464.65 FEET TO A 5/8 INCH IRON PIN SET ON THE WEST LINE OF SECTION 14; THENCE NORTH 01 DEGREE 56' 10" WEST 1,398.08 FEET ALONG THE WEST LINE OF SECTION 14, TO THE POINT OF BEGINNING, EXCEPT ANY PART TAKEN OR DEEDED FOR ROAD PURPOSES.


ALSO all other property, whether real, personal or mixed (except as in the Original Indenture expressly excepted) of every nature and kind and wheresoever situated now owned or hereafter acquired by the Company;

TOGETHER with all and singular the tenements, hereditaments and appurtenances belonging or in anywise appertaining to the aforesaid mortgaged property or any part thereof, with the reversion and reversions, remainder and remainders and (subject to the provisions of s 8.01 of the Original Indenture) the tolls, rents, revenues, issues, earnings, income, products and profits thereof, and all the estate, right, title and interest and claim whatsoever, at law as well as in equity, which the Company now has or may hereafter acquire in and to the aforesaid mortgaged property, and every part and parcel thereof;

SUBJECT, HOWEVER, to permitted encumbrances as defined in the Original Indenture and, as to any property hereafter acquired by the Company, to any lien thereon existing, and to any liens for unpaid portions of the purchase money placed thereon at the time of such acquisition, and also subject to the provisions of Article 12 of the Original Indenture.

TO HAVE AND TO HOLD the same, unto the Trustees and their and each of their respective successors and assigns forever;

IN TRUST, NEVERTHELESS, upon the terms and trusts set forth in the Indenture, so that the same shall be held specifically by the Trustees under and subject to the terms of the Indenture in the same manner and for the same trusts, uses and purposes as if said properties had been specifically contained and described in the Original Indenture;

PROVIDED, HOWEVER, and these presents are upon the condition that, if the Company, its successors or assigns, shall pay or cause to be paid unto the holders of the bonds the principal and interest, and premium, if any, to become due in respect thereof at the times and in the manner stipulated therein and in the Indenture and shall keep, perform and observe all and singular the covenants and promises in said bonds and in the Indenture expressed to be kept, performed and observed by or on the part of the Company, then the Indenture and the estate and rights thereby granted shall cease, determine and be void, otherwise to be and remain in full force and effect.

AND THE COMPANY, for itself and its successors, does hereby covenant and agree to and with the Trustees, for the benefit of those who shall hold the bonds and the coupons appertaining thereto, or any of them, issued or to be issued under the Indenture, as follows:


                      					ARTICLE I

		     CREATION AND DESCRIPTION OF FIRST MORTGAGE BONDS,
		          	   6.50% SERIES DUE 2010

Section 1. A new series of bonds to be issued under and secured by the Indenture is hereby created, to be designated as First Mortgage Bonds, 6.50% Series due 2010 (hereinafter sometimes called the "Bonds of the New Series" or "Bonds"). The Bonds of the New Series shall be limited to an aggregate principal amount of Fifty Million Dollars ($50,000,000), excluding any Bonds of the New Series which may be authenticated in lieu of or in substitution or exchange for other Bonds of the New Series pursuant to the provisions of Article 2 or of s15.09 of the Original Indenture. Said Bonds and the certificate of authentication of the Principal Trustee to be endorsed upon the Bonds shall be substantially in the forms hereinbefore recited, respectively. Each Bond shall be dated as of the date of its authentication and all Bonds of the New Series shall mature April 1, 2010 and shall bear interest at the rate of 6.50% per annum, payable semi-annually on April 1 and October 1 in each year, commencing October 1, 1998, both principal and interest shall be payable at the office or agency of the Company in the City of Chicago, Illinois, and in any coin or currency of the United States of America which at the time of payment shall be legal tender for the payment of public and private debts.

The holder of any Bond on any record date (as hereinbelow defined) with respect to any interest payment date shall be entitled to receive the interest payable on such interest payment date notwithstanding the cancellation of such Bond upon any exchange or transfer thereof subsequent to the record date and prior to such interest payment date, except if and to the extent that the Company shall default in the payment of the interest due on such interest payment date, in which case such defaulted interest shall be paid to the person in whose name such Bond (or any Bond or Bonds issued upon transfer or exchange thereof) is registered on a date fixed by the Company, which shall be not more than 15 and not less than 10 days before the date of payment of such defaulted interest. The term "record date" as used in this Section with respect to any interest payment date shall mean the close of business on the March 15 or September 15, as the case may be, next preceding such interest payment date, whether or not such March 15 or September 15 shall be a legal holiday or a day on which banking institutions in the City of Chicago, Illinois are authorized by law to remain closed.

Bonds of the New Series shall be registered Bonds in book-entry form or in definitive form without coupons in denominations of $1,000 and any integral multiple of $1,000 which may be executed by the Company and delivered to the Principal Trustee for authentication and delivery.

The Bonds of the New Series shall be registrable and interchangeable at the office or agency of the Company in the City of Chicago, Illinois, in the manner and upon the terms set forth in s2.05 of the Original Indenture, upon payment of such an amount as shall be sufficient to reimburse the Company for, or to pay, any stamp or other tax or governmental charge incident thereto.

Notwithstanding the provisions of s2.08 of the Original Indenture, no service or other charge will be made for any exchange or transfer of any Bond of the New Series.

If the Bonds of the New Series are to be issued in book-entry form only, notwithstanding any provision of the Indenture to the contrary, unless the Company shall otherwise direct (which direction shall promptly be given at the written request of The Depository Trust Company ("DTC")), all Bonds of the New Series shall be registered in the name of Cede & Co., as nominee of DTC, as registered owner of the Bonds of the New Series, and held in the custody of DTC. Unless otherwise requested by DTC, a single certificate will be issued and delivered to DTC. Beneficial owners of Bonds of the New Series will not receive physical delivery of Bond certificates except as hereinafter provided. For so long as DTC shall continue to serve as securities depository for the Bonds of the New Series as provided herein, all transfers of beneficial ownership interests will be made by book-entry only, and no investor or other party purchasing, selling or otherwise transferring beneficial ownership of Bonds of the New Series is to receive, hold or deliver any Bond certificate.

With respect to Bonds of the New Series registered in the name of Cede & Co., as nominee of DTC, the Trustees and the Company shall have no responsibility or obligation to the securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations on whose behalf DTC was created to hold securities to facilitate the clearance and settlement of securities transactions among DTC participants ("DTC Participants") or to any person on whose behalf a DTC Participant holds an interest in the Bonds of the New Series. Without limiting the immediately preceding sentence, the Trustees and the Company shall have no responsibility or obligation with respect to (i) the accuracy of the records of DTC, Cede & Co. or any DTC Participant with respect to any ownership interest in the Bonds of the New Series, (ii) the delivery to any DTC Participant or any other person, other than the registered owner of the Bonds of the New Series, of any notice with respect to the Bonds of the New Series, including any notice of redemption, or (iii) the payment to any DTC Participant or any other person, other than the registered owner of the Bonds of the New Series, of any amount with respect to principal of or premium, if any, or interest on the Bonds of the New Series.

If the Bonds of the New Series are to be issued in book-entry form only, replacement Bonds may be issued directly to beneficial owners of Bonds of the New Series other than DTC, or its nominee, but only in the event that (i) DTC determines not to continue to act as securities depository for the Bonds of the New Series (which determination shall become effective by the giving of reasonable notice to the Company or the Principal Trustee); or (ii) the Company has advised DTC of its determination (which determination is conclusive as to DTC and beneficial owners of the Bonds of the New Series) to terminate the services of DTC as securities depository for the Bonds of the New Series; or (iii) the Company has determined (which determination is conclusive as to DTC and the beneficial owners of the Bonds of the New
Series) that the interests of the beneficial owners of the Bonds of the New Series might be adversely affected if such book-entry only system of transfer is continued. Upon occurrence of the event set forth in (i) above, the Company shall use its best efforts to attempt to locate another qualified securities depository. If the Company fails to locate another qualified securities depository to replace DTC, the Company shall direct the Principal Trustee to cause to be authenticated and delivered replacement Bonds of the New Series, in certificated form, to the beneficial owners of the Bonds of the New Series. In the event that the Company makes the determination described in
(ii) or (iii) above (provided that the Company undertakes no obligation to make any investigation to determine the occurrence of any events that would permit the Company to make any such determination), and has made provisions to notify the beneficial owners of Bonds of the New Series of such determination by mailing an appropriate notice to DTC, the Company shall cause to be issued replacement Bonds of the New Series in certificated form to beneficial owners of the Bonds of the New Series as shown on the records of DTC provided to the Trustee and the Company.

Whenever, during the term of the Bonds of the New Series, the beneficial ownership thereof is determined by a book-entry at DTC, the requirements in the Original Indenture or this Supplemental Indenture relating to holding, delivering or transferring Bonds or selection of Bonds to be redeemed shall be deemed modified to require the appropriate person or entity to meet the requirements of DTC as to registering or transferring the book-entry to produce the same effect.

If the Bonds of the New Series are to be issued in book-entry form only, notwithstanding any provision of the Original Indenture or this Supplemental Indenture to the contrary, all Bonds of the New Series issued hereunder, if DTC so requires, shall bear a legend substantially to the following effect:

Unless this certificate is presented by an authorized representative of The Depository Trust Company, a New York corporation ("DTC"), to the Company or its agent for registration of transfer, exchange, or payment, and any certificate issued is registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of DTC (and any payment is made to Cede & Co. or to such other entity as is requested by an authorized representative of DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE
OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL inasmuch as the registered owner hereof, Cede & Co., has an interest herein.

If the Bonds of the New Series are to be issued in book-entry form only, the Company and the Principal Trustee shall enter into a letter of representations with DTC to implement the book-entry only system of Bond registration described above.

If at any time DTC ceases to hold the Bonds of the New Series, all references herein to DTC shall be of no further force or effect.

Section 2. The Bonds of the New Series described in Section 1 of this Article, in the aggregate principal amount of Fifty Million Dollars ($50,000,000), shall be executed by the Company and delivered to the Principal Trustee and, upon compliance with all the provisions and requirements of the Original Indenture in respect thereof, all or any portion of the Bonds of the New Series may, from time to time, be authenticated by the Principal Trustee and delivered (without awaiting the filing or recording of this Supplemental Indenture) in accordance with the written order or orders of the Company.


                         					ARTICLE II

              			No Redemption of Bonds of the New Series

The Bonds of the New Series shall not be redeemable by the Company.

                  				       ARTICLE III

       		       No Sinking and Improvement Funds for Bonds
                           of the New Series

There shall be no Sinking and Improvement Fund for the Bonds of the New Series.

	                  			       ARTICLE IV

                          Dividend Covenants

The Company hereby covenants that, so long as any of the Bonds of the New Series shall remain outstanding, the covenants and agreements of the Company set forth in Section 4.11 of the Original Indenture as heretofore supplemented shall be and remain in full force and effect and be duly observed and complied with by the Company, notwithstanding that no First Mortgage Bonds, 3-1/2 % Series due 1969, remain outstanding.


                   				      ARTICLE V

                            The Trustees

The Trustees accept the trusts created by this Supplemental Indenture upon the terms and conditions hereof and agree to perform such trusts upon the terms and conditions set forth in the Original Indenture as heretofore supplemented and in this Supplemental Indenture set forth. In general, each and every term and condition contained in Article 13 of the Original Indenture shall apply to this Supplemental Indenture with the same force and effect as if the same were herein set forth in full, with such omissions, variations and modifications thereof as may be appropriate to make the same conform to this Supplemental Indenture.


                   				     ARTICLE VI

                       Miscellaneous Provisions

Section 1. If the date for making any payment of principal or interest or premium or the last date for performance of any act or the exercising of any right, as provided in this Supplemental Indenture, shall be a legal holiday or a day on which banking institutions in the City of Chicago, Illinois, are authorized by law to remain closed, such payment may be made or act performed or right exercised on the next succeeding day not a legal holiday or a day on which such banking institutions are authorized by law to remain closed, with the same force and effect as if done on the nominal date provided in this Supplemental Indenture, and no interest shall accrue for the period after such nominal date.

Section 2. The Original Indenture as heretofore and hereby supplemented and amended is in all respects ratified and confirmed; and the Original Indenture, this Supplemental Indenture and all other indentures supplemental to the Original Indenture shall be read, taken and construed as one and the same instrument. Neither the execution of this Supplemental Indenture nor anything herein contained shall be construed to impair the lien of the Original Indenture as heretofore supplemented on any of the property subject thereto, and such lien shall remain in full force and effect as security for all bonds now outstanding or hereafter issued under the Indenture. All terms defined in Article 1 of the Original Indenture, as heretofore supplemented, for all purposes of this Supplemental Indenture, shall have the meanings therein specified, unless the context otherwise requires.

Section 3. This Supplemental Indenture may be simultaneously executed in any number of counterparts, and all said counterparts executed and delivered, each as an original, shall constitute but one and the same instrument.

Section 4. Nothing in this Supplemental Indenture contained, shall, or shall be construed to, confer upon any person other than a holder of bonds issued under the Indenture, the Company and the Trustees any right or interest to avail himself of any benefit under any provision of the Indenture, as heretofore supplemented and amended, or of this Supplemental Indenture.

IN WITNESS WHEREOF, The Empire District Electric Company, party of the first part, has caused its corporate name to be hereunto affixed and this instrument to be signed by its President or a Vice President, and its corporate seal to be hereunto affixed and attested by its Secretary or an Assistant Secretary for and in its behalf; and Harris Trust and Savings Bank and State Street Bank and Trust Company of Missouri, N.A., parties of the second part, have each caused its corporate name to be hereunto affixed, and this instrument to be signed by its President or a Vice President and its corporate seal to be hereunto affixed and attested by its Secretary or an Assistant Secretary for and in its behalf, all as of the day and year first above written.

                            						THE EMPIRE DISTRICT ELECTRIC COMPANY,



                            						By /s/ R.B. Fancher

			                                			Name:  R.B. Fancher
                                						Title:  Vice President-Finance

[Corporate Seal]

Attest:


/s/ J.S. Watson
Name:  J.S. Watson
Title: Secretary-Treasurer

Signed, sealed and delivered by
THE EMPIRE DISTRICT ELECTRIC
COMPANY in the presence of:



/s/ D.W. Gibson
Name:  D.W. Gibson



/s/ G.A. Knapp
Name:  G.A. Knapp

                                        						HARRIS TRUST AND SAVINGS BANK,
                                                          									as Trustee,



                                        						By  /s/ F.A. Pierson

			                                        			Name: F.A. Pierson
                                        						Title:  Vice President

[Corporate Seal]

Attest:


/s/ J. Bartolini
Name:  J. Bartolini
Title: Assistant Secretary

Signed, sealed and delivered by
HARRIS TRUST AND SAVINGS
BANK in the presence of:



/s/ Daryl L. Pomykala
Name:  Daryl L. Pomykala



/s/ R. Johnson
Name:  R. Johnson

                   			STATE STREET BANK AND TRUST COMPANY OF MISSOURI, N.A.,
                                                          									as Trustee,



                                     						By  /s/ R. Clasquin

						                                     Name:  R. Clasquin
                                     						Title:  Assistant Vice President


[Corporate Seal]

Attest:


/s/ Daniel G. Dwyer
Name:  Daniel G. Dwyer
Title: Assistant Vice President

Signed, sealed and delivered by
STATE STREET BANK AND TRUST
COMPANY OF MISSOURI, N.A.
in the presence of:



/s/ Lisa M. Yuen
Name:



/s/ Karie A. Puleo
Name:

State of Missouri	)
                 	)  SS.:
County of Jasper	 )

Be It Remembered, and I do hereby certify, that on this 23rd day of April, 1998, before me, a Notary Public in and for the County and State aforesaid, personally appeared R.B. Fancher, the Vice President-Finance of The Empire District Electric Company, a Kansas corporation, and J.S. Watson, the Secretary-Treasurer of said corporation, who are both to me personally known, and both personally known to me to be such officers and to be the identical persons whose names are subscribed to the foregoing instrument as such Vice President-Finance and Secretary-Treasurer, respectively, and as the persons who subscribed the name and affixed the seal of said The Empire District Electric Company, one of the makers thereof, to the foregoing instrument as its Vice President-Finance and Secretary-Treasurer, and they each acknowledged to me that they, being thereunto duly authorized, executed the same for the uses, purposes and consideration therein set forth and expressed, and in the capacities therein stated, as their free and voluntary act and deed, and as the free and voluntary act and deed of said corporation.

And the said R.B. Fancher and J.S. Watson, being each duly sworn by me, severally deposed and said: that they reside in the City of Joplin, Missouri and Neosho, Missouri, respectively; that they were at that time Vice President-Finance and Secretary-Treasurer, of said corporation; that they knew the corporate seal of said corporation, and that the seal affixed to said instrument was such corporate seal, and was thereto affixed by said Secretary-Treasurer, and the said instrument was signed by said Vice President-Finance, in pursuance of the power and authority granted them by the By-Laws of said corporation, and by authority of the Board of Directors thereof.

In Testimony Whereof, I have hereunto set my hand and affixed my official and notarial seal at my office in said County and State the day and year last above written.

My commission expires February 19, 2002.

[Notary Seal]

/s/ Michelle L. Blackford
Michelle L. Blackford
Notary Public

State of Illinois	)
                 	)  SS.:
County of Cook   	)

Be It Remembered, and I do hereby certify, that on the 23rd day of April, 1998, before me, a Notary Public in and for the County and State aforesaid, personally appeared F.A. Pierson, Vice President of Harris Trust and Savings Bank, an Illinois corporation, and J. Bartolini, Assistant Secretary of said corporation, who are both to me personally known, and both personally known to me to be such officers and to be the identical persons whose names are subscribed to the foregoing instrument as such Vice President and Assistant Secretary, respectively, and as the persons who subscribed the name and affixed the seal of said Harris Trust and Savings Bank, one of the makers thereof, to the foregoing instrument as its Vice President and Assistant Secretary, and they each acknowledged to me that they, being thereunto duly authorized, executed the same for the uses, purposes and consideration therein set forth and expressed, and in the capacities therein stated, as their free and voluntary act and deed, and as the free and voluntary act and deed of said corporation.

And the said F.A. Pierson and J. Bartolini, being each duly sworn by me, severally deposed and said: that they reside in Chicago, Illinois, that they were at that time respectively Vice President and Assistant Secretary, of said corporation; that they knew the corporate seal of said corporation, and that the seal affixed to said instrument was such corporate seal, and was thereto affixed by said Assistant Secretary, and the said instrument was signed by said Vice President, in pursuance of the power and authority granted them by the By-Laws of said corporation, and by authority of the Board of Directors thereof.

In Testimony Whereof, I have hereunto set my hand and affixed my official and notarial seal at my office in said County and State the day and year last above written.
My commission expires November 7, 2001.

[Notary Seal]

/s/ Kimberley Lange

Kimberley Lange
Notary Public

State of Missouri	  )
                   	)  SS.:
County of St. Louis	)

Be It Remembered, and I do hereby certify, that on this 23rd day of April 1998, before me, a Notary Public in and for the County and State aforesaid, personally appeared R. Clasquin, Assistant Vice President of State Street Bank and Trust Company of Missouri, N.A.,, a bank organized under the laws of the State of Missouri, and Daniel G. Dwyer, Assistant Vice President of said corporation, who are both to me personally known, and both personally known to me to be such officers and to be the identical persons whose names are subscribed to the foregoing instrument as such Assistant Vice Presidents and as the persons who subscribed the name and affixed the seal of said State Street Bank and Trust Company of Missouri, N.A., one of the makers thereof, to the foregoing instrument as its Assistant Vice Presidents, and they each acknowledged to me that they, being thereunto duly authorized, executed the same for the uses, purposes and consideration therein set forth and expressed, and in the capacities therein stated, as their free and voluntary act and deed, and as the free and voluntary act and deed of said corporation.

And the said R. Clasquin and Daniel G. Dwyer, being each duly sworn by me, severally deposed and said: that they reside in the City of Highland, Illinois and St. Louis, Missouri, respectively, that they were at the time Assistant Vice Presidents of said corporation; that they knew the corporate seal of said corporation, and that the seal affixed to said instrument was such corporate seal, and was thereto affixed by said Assistant Vice President, and the said instrument was signed by said Assistant Vice President, in pursuance of the power and authority granted them by the By-Laws of said corporation, and by authority of the Board of Directors thereof.

In Testimony Whereof, I have hereunto set my hand and affixed my official and notarial seal at my office in said County and State the day and year last above written.

My commission expires .

[Notary Seal]

/s/ S.L. Battas

Notary Public